______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
Registrant’s telephone number, including area code

Not Applicable
______________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________

TABLE OF CONTENTS

Page
Item 2.02. Results of Operations and Financial Condition 3
Item 9.01. Financial Statements and Exhibits 3
Signature 4
Exhibit Index 5
EX - 99.11 Press Release

ITEM 2.02:  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 31, 2008, Geo Resources, Inc. issued a press release announcing its 2007 financial results for year-end and fourth quarter, and annual financial results.  A copy of the press release as well as supplemental information is furnished with this report as Exhibit 99.11, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.11	GeoResources, Inc. Press Release dated March 31, 2008

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: March 31, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.11	GeoResources, Inc. Press Release dated March 31, 2008

EXHIBIT 99.11

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Year End and
Fourth Quarter and Annual Financial Results
Significant increases in Production, Reserves and Revenues

Houston, Texas March 31, 2008 – GeoResources, Inc., (NASDAQ:GEOI), today announced financial results for the fourth quarter and year ended December 31, 2007.

Both oil and natural gas sales increased substantially in the fourth quarter.  Natural gas sales increased to 765 MMcf from 110 MMcf in the fourth quarter of 2006, an increase of 595%.  Oil sales for the fourth quarter increased to 176 MBbls from 50 MBbls in the prior year’s period, an increase of 252%.  For the year ended December 31, 2007, natural gas sales totaled 1,648 MMcf or 185% greater than the 577 MMcf sold during 2006.  Oil sales for 2007 increased 113% to 392 MBbls from 184 MBbls for 2006. The significant increases in production in the fourth quarter and for the year ended December 31, 2007 over the same periods of 2006 are a direct result of the previously announced merger, which occurred in April 2007, acquisitions and drilling activities, offset by natural production declines.

Total revenues for the fourth quarter increased 428% to $19,077,000, versus $3,615,000 for the same period in 2006. Total revenues for the year ended December 31, 2007 increased 139% to $40,115,000 versus $16,805,000 for the prior year.

The average realized price of natural gas was $6.12 per Mcf for the fourth quarter of 2007 less than 1% more than fourth quarter of 2006.  The average realized price of oil for the fourth quarter of 2007 was $77.97 per barrel or 49% more than the fourth quarter in the prior year.  The average realized price of natural gas was $6.19 per Mcf for the year ended December 31, 2007 or 9% less than 2006.  The average realized price of oil was $67.20 per barrel for the year ended December 31, 2007 or 23% more than 2006.

Based upon the report of Cawley, Gillespie & Associates, Inc., an independent petroleum-engineering firm, 2007 year-end proved reserves were estimated at 29,810 MMcf of natural gas and 10,744 MBbls of crude oil, or an increase of 534%, calculated on a barrel of oil equivalent basis.  At year end 2007, proved reserves were approximately 68% crude oil and 85% developed and the Company’s reserve to production ratio was approximately 13.6 years At December 31, 2006, proved reserves totaled 4,218 MMcf of natural gas and 1,777 MBbls of crude oil.

The Company consummated a reverse merger (“Merger”) in April 2007. In accordance with generally accepted accounting principles, for financial reporting purposes, the Company’s financial statements for 2007 and 2006 represent those of Southern Bay Oil & Gas LP (”Southern Bay”), the largest party to the Merger, with GeoResources’ and other net assets included in the Merger treated as an acquisition on the closing date of the Merger.  Accordingly, management advises that 2007 earnings and related information contained in this release are not directly comparable to corresponding periods in 2006 for several reasons including: (1) Southern Bay was not a taxable entity, therefore no income tax expense was reported in 2006; (2) Southern Bay’s operating results in 2006 included significant non-recurring income; (3) the Company  consummated a significant producing property acquisition in the fourth  quarter of 2007; and (4) during 2007, the Company  incurred significant non-recurring charges related to the Merger and the fourth quarter producing property acquisition.  Accordingly, management urges interested parties to read the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the U. S. Securities and Exchange Commission.

Subject to the above comments, the Company is reporting the results of operations for the fourth quarter and year ended December 31, 2007 and corresponding periods in the prior year. Net income before tax for the fourth quarter of 2007 was $4,212,000 which compares to a fourth quarter 2006 loss of $408,000.  For the full year 2007, the Company reported net income before income tax of $7,950,000 as compared to $4,280,000 for the similar period in 2006. Pursuant to generally accepted accounting principles, in 2007 the Company recognized a charge related to deferred income tax expense of $2,214,000 and other administrative costs of $1,349,000 which management believes are non-recurring. Accordingly, reported net income for the 2007 was $3,069,000 or $0.25 per share, compared to net income of $4,247,000 for 2006.  Net income for the fourth quarter of 2007 was $2,120,000 or $.14 per share and the Company incurred a net loss for the fourth quarter of 2006 of $441,000 or $.09 per share.

In connection with the Merger and related changes in operations, during the year ended December 31, 2007, Company incurred certain significant charges which it believes are largely non-recurring. Such costs totaled approximately $3,563,000 and included a deferred tax accrual of $2,214,000, non-cash equity based compensation of $524,000, professional fees totaling $467,000 and other miscellaneous costs totaling $358,000.

Earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense (“EBITDAX”) increased 792% to approximately $8,818,000 for the fourth quarter compared to $989,000 in the prior year’s fourth quarter.  EBITDAX for 2007 increased 106% to $17,525,000, compared to $8,507,000 for 2006.

The following tables reconcile reported net income to EBITDAX for the periods indicated:

EBITDAX (1)	Three Months Ended December 31,
	2007	2006

Net income (loss)	$2,119, 911	$(440,548)
Add back:
Interest expense	1,535,518	113,977
Income tax (2)	2,092,324	32,535
Depreciation, depletion and amortization	2,917,332	1,208,746
Exploration expense	153,125	73,976

EBITDAX	$8,818,210	$988,686

	Year Ended December 31,
	2007	2006

Net income	$3,069,377	$4,247,104
Add back:
Interest expense	1,915,941	288,051
Income tax (2)	4,880,399	32,535
Depreciation, depletion and amortization	7,506,575	3,381,602
Exploration Expense	153,125	557,784

EBITDAX	$17,525,417	$8,507,076

(1) EBITDAX is defined as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense, EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.
(2) Includes deferred income tax expense of $1,269,043 and $3,407,928 recognized in the fourth quarter of 2006 and for 2007, respectively.  The effect of Southern Bay becoming a taxable entity gave rise to a nonrecurring deferred tax of $2,214,118, which, as required under generally accepted accounting principles, was charged to expense.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest and Gulf Coast, Williston Basin and Rocky Mountains.  In April 2007, the Company completed the merger with Southern Bay and Chandler Energy, LLC. The Company conducts its exploration development and production operations through wholly owned subsidiaries.  Activities in the Southern Region are conducted through Southern Bay Energy, LLC, located in Houston, Texas and in the Northern Region operations are conducted through G3 Energy LLC, located in Denver, Colorado.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, readers are encouraged to read our Annual Report on Form 10-KSB for the year ended December 31, 2007, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)
Revenue:
Oil and gas revenues	$18,407,573	$3,290,882	$36,517,997	$13,978,337
Partnership management fees	256,055	12,579	968,790	259,768
Property operating income	169,294	309,723	1,251,387	1,076,283
Gain (loss) on sale of property and equipment	63,798	-	48,580	335,294
Partnership income (loss)	(144,787)	(25,760)	184,416	90,859
Interest and other	325,820	27,095	1,144,223	1,064,530
Total revenue	19,077,753	3,614,519	40,115,393	16,805,071

Expenses:
Lease operating expense	5,134,904	1,358,810	10,818,003	4,251,766
Severance taxes	1,472,616	234,204	2,880,115	1,065,964
Re-engineering and workovers	1,357,300	53,944	2,091,726	384,421
Exploration	153,125	73,976	153,125	557,784
General and administrative expense	2,007,581	821,668	6,513,200	2,804,512
Impairment of oil and gas properties	-	184,250	-	184,250
Depreciation, depletion, and amortization	2,917,332	1,208,746	7,506,575	3,381,602
Hedge ineffectiveness	287,142	(27,043)	286,932	(392,918)
Interest	1,535,518	113,977	1,915,941	288,051
Total expense	14,865,518	4,022,532	32,165,617	12,525,432

Income before income taxes	4,212,235	(408,013)	7,949,776	4,279,639

Income taxes:
Current	823,281	-	1,472,471	-
Deferred	1,269,043	32,535	3,407,928	32,535
	2,092,324	32,535	4,880,399	32,535

Net income	$2,119,911	$(440,548)	$3,069,377	$4,247,104

Net income per share (basic and diluted)	$0.14	$(0.09)	$0.25	$0.87

Weighted average shares outstanding (basic and diluted)	14,703,383	4,858,000	12,404,771	4,858,000

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006

ASSETS
Current assets:
Cash	$24,430,181	$6,216,822
Accounts receivable:
Oil and gas revenues	20,365,111	7,201,902
Joint interest billings and other	3,913,461	2,294,237
Affiliated partnerships	3,360,017	1,742,174
Notes receivable	600,000	-
Prepaid expenses and other	1,430,445	352,515
Total current assets	54,099,215	17,807,650

Oil and gas properties, successful efforts method:
Proved properties	187,640,420	34,204,118
Unproved properties	5,139,309	1,643,041
Office and other equipment	995,365	292,297
Land	96,462	96,462
	193,871,556	36,235,918
Less accumulated depreciation, depletion and amortization	(12,430,174)	(5,007,095)
Net property and equipment	181,441,382	31,228,823
Other assets:
Equity in oil and gas limited partnerships	1,880,361	1,517,430
Notes receivable and other	2,937,312	113,123
	$240,358,270	$50,667,026
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,374,221	$5,225,291
Accounts payable to affiliated partnerships	4,271,238	2,201,141
Revenues and royalties payable	19,833,732	7,347,702
Drilling advances	882,367	2,120,770
Accrued expenses	3,839,087	915,445
Derivative financial instruments	6,527,360	1,685,938
Total current liabilities	46,728,005	19,496,287
Long-term debt	96,000,000	5,000,000
Deferred income taxes	6,476,433	32,535
Asset retirement obligations	7,826,856	2,478,205
Derivative financial instruments	15,295,948	-
Stockholders' equity:
Common stock, par value $.01 per share; authorized
100,000,000 shares; issued and outstanding: 14,703,383
shares in 2007 and 4,858,000 shares in 2006	147,034	48,580
Additional paid-in capital	79,689,720	16,848,643
Accumulated other comprehensive income (loss)	(19,310,316)	(1,679,388)
Retained earnings	7,504,590	8,442,164
Total stockholders' equity	68,031,028	23,659,999
	$240,358,270	$50,667,026